Exhibit 10.23

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Amendment”) made as of 1st day of January, 2019, by PREMIER ARHAUS LLC, an Ohio limited liability company (“Landlord”) and ARHAUS, LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease dated September 19, 2014 (the “Original Lease”), that certain First Amendment to Lease dated November 13, 2015 (the “First Amendment”), and that certain Second Amendment to Lease dated November 17, 2017 (the “Second Amendment”; the Original Lease as amended by the First Amendment and Second Amendment, the “Amended Lease”; the Amended Lease, as amended by this Third Amendment, the “Lease Agreement”); and

WHEREAS, the parties desire to amend the terms and conditions of the Amended Lease in certain respects;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto hereby agree as follows:

1. All capitalized terms used in this Third Amendment shall have the same definitions as those set forth in the Amended Lease, unless otherwise specifically defined herein.

2. Landlord shall have an additional 108 parking spaces installed at the Property (“Additional Parking”).

3. As a result of the Additional Parking, commencing on January 1, 2019 and continuing thereafter for the remainder of the Lease Term and any subsequent extension option term exercised by Tenant, Tenant agrees to pay an additional $2,000 in monthly Base Rent.

4. Except as specifically amended by the terms hereof, the terms and conditions of the Amended Lease shall continue in full force and effect and are ratified hereby.

5. Landlord represents and warrants that it has obtained all consents, approvals or authorizations, including, without limitation, any applicable lender, necessary to enter into this Third Amendment.

6. This Third Amendment may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts when taken together shall constitute but one agreement.

7. The law of the State of Ohio shall govern in any and all matters relating to the execution and completion of this Amendment.

8. In the event of a conflict between this Third Amendment and the Amended Lease, the terms contained herein shall prevail. This Third Amendment shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Lease on the dates set forth in the respective notary clauses below.

PREMIER ARHAUS LLC, an Ohio limited liability company

By: Premier Boston Hts., LLC, an Ohio limited liability company, Manager

By: Premier Managers, LLC, an Ohio limited liability company, Manager

By:	/s/ Kevin R. Callahan
Name:	Kevin R. Callahan
Title:	Manager

ARHAUS LLC, a Delaware limited liability company

By:	/s/ Dawn Phillipson

Name and Title:	Dawn Phillipson, Chief Financial Officer

STATE OF OHIO	:
: SS.
COUNTY OF CUYAHOGA	:

The Foregoing instrument was acknowledged before me this 13th day of February, 2019, by Kevin R. Callanan, the Manager of Premier Managers, LLC, an Ohio limited liability company, the Manager of Premier Boston Hts., LLC, an Ohio limited liability company, the Manager of Premier Arhaus, LLC, an Ohio limited liability company, on behalf of the aforesaid limited liability companies.

IN WITNESS WHEREOF, the undersigned has set my hand and seal on the 13th day of February, 2019.

/s/ Holly M. Tufts
Notary Public

STATE OF OHIO	:
: SS.
COUNTY OF SUMMIT	:

The foregoing instrument was acknowledged before me this 13th day of February, 2019, by Dawn Phillipson, the CFO of Arhaus, LLC, a Delaware limited liability company, on behalf of the aforesaid limited liability company.

IN WITNESS WHEREOF, the undersigned has set my hand and seal on the 13th day of February, 2019.

/s/ Allan Churchmack
Notary Public